UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014 (June 18, 2014)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The following executives of Chesapeake Energy Corporation (the “Company”) have entered into sales trading plans pursuant to Rule 10b5-1 (“10b5-1 Plans”) of the Securities Exchange Act of 1934: Michael A. Johnson, Senior Vice President – Accounting, Controller and Chief Accounting Officer entered into a 10b5-1 Plan on June 18, 2014 with an expiration date of May 15, 2015; John M. Kapchinske, Senior Vice President – Exploration & Subsurface Technology entered into a 10b5-1 Plan on June 20, 2014 with an expiration date of June 20, 2015; and Douglas J. Jacobson, Executive Vice President – Acquisitions & Divestitures entered into a 10b5-1 Plan on June 23, 2014 with an expiration date of June 30, 2015. Each plan has been approved by the Company in accordance with its Insider Trading Policy. The plans are part of each executive’s long-term strategy to diversify assets. Other Company executives may enter into Rule 10b5-1 trading plans in the future from time to time, and some Company executives have previously entered into such trading plans.

Section 8 – Other Events

Item 8.01 Other Events.

The Company is filing the following in order to amend our Registration Statement on Form 8-B (No. 001-13726), filed on December 12, 1996, with respect to our common stock. The Form 8-B was most recently amended by our Current Report on Form 8-K filed on February 9, 2011. The following supersedes the descriptions contained in such prior filings.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of our capital stock. However, this description is not complete and is qualified by reference to our restated certificate of incorporation, as amended (including our certificates of designation, the “Certificate”) and our amended and restated bylaws (“Bylaws”). Copies of our Certificate and Bylaws are available from us upon request. These documents have also been filed with the Securities and Exchange Commission.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Preferred Stock

Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. As of June 23, 2014, our authorized preferred stock consisted of shares that are

•	unissued and undesignated as to series; and

•	issued and designated as 5.75% Cumulative Convertible Non-Voting Preferred Stock, 5.75% Cumulative Convertible Non-Voting Preferred Stock (Series A), 4.50% Cumulative Convertible Preferred Stock, and 5.00% Cumulative Convertible Preferred Stock (Series 2005B).

While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Provisions

Our Certificate and Bylaws and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock and the availability of authorized but unissued common stock. We are also subject to statutory restrictions on business combinations and restrictions on the purchase of shares from an interested shareholder.

Oklahoma Business Combination Statute. Section 1090.3 of the Oklahoma General Corporation Act prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date the person became an interested shareholder, unless:

•	prior to the date the person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

The statute defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the Oklahoma General Corporation Act.

For purposes of Section 1090.3, the term “corporation” also includes the corporation’s majority-owned subsidiaries.

In addition, Section 1090.3 defines an “interested shareholder,” generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

Stock Purchase Provisions. Our Certificate includes a provision which requires the affirmative vote of at least a majority of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding the votes by an interested shareholder, as defined by the Oklahoma General Corporation Act, to approve the purchase of any of our capital stock from the interested shareholder at a price in excess of fair market value, unless the purchase is either (1) made on the same terms offered to all holders of the same securities or (2) made on the open market and not the result of a privately negotiated transaction, provided that such vote is not inconsistent with the Oklahoma General Corporation Act.

Shareholder Action

Except as otherwise provided by law or in our Certificate or Bylaws, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at a meeting and entitled to vote is sufficient to authorize, affirm, ratify or consent to a matter voted on by shareholders. Our Bylaws provide that all questions submitted to shareholders will be decided by a plurality of the votes cast, unless otherwise required by law, our Certificate, stock exchange requirements or any certificate of designation. Notwithstanding the foregoing, our Bylaws provide that in an uncontested director election, (i) any non-incumbent director nominee standing for election by the shareholders who receives a greater number of votes cast “against” such nominee’s election than votes “for” such nominee’s election (a “Majority Against Vote”) shall not be elected a director; and (ii) any incumbent director nominee standing for election by the shareholders who receives a Majority Against Vote shall, following certification of the shareholder vote by the inspector of elections, promptly comply with the resignation procedures established by the nominating and corporate governance committee and published on the corporation’s corporate website or in a public disclosure. The Oklahoma General Corporation Act requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the Certificate. Our Certificate provides for a vote of the holders of at least a majority of the issued and outstanding stock having voting power, voting as a single class, to amend, repeal or adopt any provision inconsistent with the provisions of the Certificate or the Bylaws, provided that such vote is not inconsistent with the Oklahoma General Corporation Act.

Under Oklahoma law, any action by our shareholders must be taken at an annual or special meeting and may not be taken without a meeting unless such action is approved by written consent signed by the holders of all outstanding shares of our capital stock entitled to vote thereon. This restriction applies to us and all other Oklahoma corporations having (1) voting stock listed or traded on a national securities exchange or registered under Section 12(g) of the Securities Exchange Act of 1934 and (2) 1,000 or more shareholders of record. In addition, our Bylaws provide that any shareholder intending to nominate a candidate for election to the board of directors or proposing any business to be brought before an annual shareholders’ meeting must deliver written notice to the company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the Bylaws, including information concerning the nominee or proposal, as the case may be, the shareholder’s ownership of and agreements related to our common stock, any material interest of the shareholder in the proposal and any arrangements between such shareholder and any other persons in connection with the proposal or nomination of the candidates, as the case may be. Our Bylaws also permit any shareholder, or group of shareholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years, to include a specified number of director nominees in the Company’s proxy statement for its annual meeting of shareholders. Notice of such requests must be received no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting. The notice must include proof that the nominating shareholder or group of shareholders has held the required number of shares for the requisite period, calculated in the manner set forth in the Bylaws, as well as other information regarding the nominee as specified in the Bylaws. Shareholders would be permitted to include in the proxy statement a 500-word statement in support of their nominees; provided, however, that the Company may omit such statement from its proxy materials if it believes, in good faith, that the statement would be materially false or misleading, omits a material fact, or would violate any applicable law or regulation.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock and preferred stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb Executive Vice President – General Counsel and Corporate Secretary

Date: June 23, 2014